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        Agreement dated May 19, 1995 between Jennifer Convertibles, Inc., a
Delaware corporation ("Jennifer"), and Jara Enterprises, Inc. and its subsidiaries ("Jara").

        Whereas, the parties hereto have a dispute regarding the amount of rebates, as that term is defined under Amendment No. 1, Purchasing Agreement dated as of May 28, 1994 (the "Rebates"), which are due and owing from Jara to Jennifer, as well as the timing of any future payments by Jennifer to Jara of Rebates attributable to purchases by Jara and certain retail stores managed by Jara ("Jara's Share"); and

        Whereas, the parties hereto have agreed to settle their differences in an amicable manner,

        The parties hereto agree as follows:

        1. The amount of the Rebates due from Jara, and the retail stores managed by Jara, to Jennifer, from January 1, 1994, through April 30, 1995, is $473,000.00;

        2. Jara hereby agrees to pay the $473,000.00 to Jennifer as follows:

                (a) $200,000.00 upon the execution of this agreement;

                (b) the remaining $273,000.00 shall be paid in five equal installments of $58,087.45, inclusive of interest, at the annual rate of 10.5%, each on or before July 1, August 1, September 1, October 1 and November 1, 1995, with interest on any installment which is overdue more than ten days, after written notice to Jara and its attorneys, to be paid at the rate of 13.5%;

        3. The parties agree that, commencing with the Rebates attributable to purchases in May 1995, Jennifer will pay Jara's







Share of the Rebates to Jara within 30 days from the close of each month. In the event that Jennifer fails to pay Jara's Share to Jara within thirty days from the end of each month, Jara will be entitled, among other remedies, to delay making any payment under Paragraph 2 hereof until such time as Jennifer is current in paying Jara's Share and, in addition, to receive interest at the rate of 13.5% on Jennifer's payment of Jara's Share, on any installment which is overdue more than ten days, after written notice to Jennifer and its attorneys, except that Jennifer will not be required to make any payment of Rebates to Jara while Jara is in default in making payments under paragraph 2(b) without the justification of this Paragraph 3.



                                        Jennifer Convertibles, Inc.


                                By:  /s/ Harley J. Greenfield
                                     ---------------------------------





                                        Jara Enterprises, Inc.


                                By:  /s/ Fred Love
                                     ---------------------------------
                                     Fred Love, President